UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4211 South 102nd Street Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2012, William H. Hatanaka, a designee of The Toronto-Dominion Bank, stepped down from the board of directors of TD Ameritrade Holding Corporation (“TD Ameritrade”).

On July 20, 2012, Kerry Peacock, a designee of The Toronto-Dominion Bank, was elected to the board of directors of TD Ameritrade under the terms of TD Ameritrade’s stockholders agreement, dated June 22, 2005, as amended. Ms. Peacock takes the place of Mr. Hatanaka and will serve as a member of the risk committee. Ms. Peacock will enter into TD Ameritrade’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 of Form 8-K filed by TD Ameritrade on June 5, 2006, and is incorporated herein by reference. She will not receive compensation for her service as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: July 26, 2012	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Executive Vice President, Chief Financial Officer